Item 77Q2 Exhibit

     Fund: Morgan Stanley Dean Witter California Quality
                Municipal Securities

     Section 16(a) Beneficial Ownership Reporting Compliance

The following persons are "reporting persons" under Section 16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial Statement of Beneficial Ownership of Securities" on
Form 3:

               Mitchell M. Merin
               Ronald E. Robison
               Joseph J. McAlinden
               Wayne E. Hedien
               Barry Fink
               James F. Willison

None of the above reporting persons has ever held any shares of the Fund.